UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 7, 2005

                     METTLER-TOLEDO INTERNATIONAL INC.

           (Exact name of registrant as specified in its charter)

         Delaware                 File No. 001-13595             13-3668641
 (State of incorporation)      (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

                       Im Langacher, P.O. Box MT-100

                      CH-8606, Greifensee, Switzerland

                 -----------------------------------------
            (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: +41-44-944-2211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 7, 2005, Mettler-Toledo International Inc. ("Mettler-Toledo") and certain of its subsidiaries entered into amended and restated credit agreement (the "Amended Credit Agreement"), which amends and restates its existing Credit Agreement, dated as of November 12, 2003. The Amended Credit Agreement increases the amount that can be borrowed under the facility from $300 million to $450 million, extends the maturity date to November 2010 and lowers the margin applicable to the interest rate payable thereunder. The remaining terms of the Amended Credit Agreement are substantially the same as under the existing Credit Agreement. A copy of the Amended Credit Agreement is furnished hereto as Exhibit 10.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description
-----------    -----------
10.1           Amended and Restated Credit Agreement, dated as of
               November 7, 2005


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             METTLER-TOLEDO INTERNATIONAL INC.

Dated:  November 8, 2005                     By: /s/  William P. Donnelly
                                                -------------------------------
                                                      William P. Donnelly
                                                      Chief Financial Officer